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                                                                      EXHIBIT 21


                         AMERICAN GREETINGS CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT




                                                           State/Jurisdiction
           Subsidiary                                      of Incorporation
           ----------                                      ----------------

           Acme Frame Products, Inc.                       Delaware
           AGC Inc.                                        Delaware
           A.G. Industries, Inc.                           North Carolina
           Carlton Cards (France) SNC                      France
           Carlton Cards Limited                           Canada
           Carlton Cards, Ltd.                             United Kingdom
           Carlton Cards Retail, Inc.                      Connecticut
           CreataCard Inc.                                 Delaware
           CreataCard International Leasing , Inc.         Delaware
           John Sands (Australia) Ltd.                     Delaware
           Magnivision, Inc.                               Delaware
           Plus Mark, Inc.                                 Ohio



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